UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule14a-12

FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FINANCIAL INVESTORS TRUST

Emerald Finance and Banking Innovation Fund

(the “Fund”)

Supplement dated September 25, 2025 to the
Prospectus and Statement of Additional Information (“SAI”),

each dated August 28, 2025, as supplemented

The shareholder meeting previously disclosed to shareholders has been adjourned and will reconvene on November 11, 2025 at the principal executive offices of Financial Investors Trust, located at 1290 Broadway, Suite 1000, Denver, CO 80203, at 10:00 a.m., Mountain Time. At that meeting, shareholders of the Fund as of July 11, 2025 will be asked to consider and vote on an Agreement and Plan of Reorganization with respect to the reorganization of the Fund into the Emerald Banking & Finance Evolution Fund, a series of a new trust.

*****

Please retain this supplement with your Prospectus and
Statement of Additional Information.